Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-275-9113
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Announces Repurchase of Common Stock

CHRISTIANSTED, U.S. Virgin Islands, July 22, 2022 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (NYSE: AAMC) announced today that it purchased 286,873 shares of its common stock from Putnam Focused Equity Fund, a series of Putnam Funds Trust, at $10 per share.

"This is a unique opportunity for the company to purchase its common stock below its trading price, which we believe provides excellent value to our shareholders," said Chief Executive Officer Jason Kopcak. "This transaction reflects our confidence in the new direction of the firm and we look forward to updating our shareholders and the market on recent developments in our business."

About AAMC

AAMC is an alternative lending company that provides liquidity and capital to under-served markets. We also continue to assess opportunities that could potentially be of long-term benefit to shareholders such as our Crypto-ATMs. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.